                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            THE GYMBOREE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 GYMBOREE LOGO

April 27, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 8:30 a.m. on Friday, June 2, 2000, at Gymboree's corporate offices, 700 Airport Boulevard, Burlingame, California 94010 in the 4th floor conference room.

     At the meeting, we will elect two directors, ratify the appointment of our auditors, and answer your questions. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

     Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided.

                                          Sincerely,

                                          /s/ STUART MOLDAW
                                          Stuart Moldaw
                                          Chairman and Chief Executive Officer

                                 GYMBOREE LOGO

                            THE GYMBOREE CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 2, 2000

TO THE STOCKHOLDERS OF THE GYMBOREE CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Gymboree Corporation, a Delaware corporation (the "Company"), will be held on Friday, June 2, 2000 at 8:30 a.m., local time, at the Company's corporate offices, 700 Airport Boulevard, Burlingame, California, 94010 in the 4th floor conference room for the following purposes:

     1. To elect two Class I directors to serve for three year terms expiring upon the 2003 Annual Meeting of Stockholders or until their successors are elected.

     2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending February 3, 2001.

     3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 12, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ LAWRENCE H. MEYER
                                          LAWRENCE H. MEYER
                                          Secretary

Burlingame, California
April 27, 2000

IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

                            THE GYMBOREE CORPORATION
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of The Gymboree Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held June 2, 2000 at 8:30 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's corporate offices, 700 Airport Boulevard, Burlingame, California 94010. The telephone number of the Company's principal offices is (650) 579-0600.

     These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended January 29, 2000, including financial statements, were mailed on or about April 27, 2000 to all stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on April 12, 2000 (the "Record Date") are entitled to notice of and to vote their shares at the meeting. At the Record Date, 24,401,604 shares of the Company's Common Stock, $0.001 par value per share, were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulative voting in the election of directors.

     The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

     The Delaware Supreme Court has held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in a manner consistent with such holding. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Company no later than December 29, 2000 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

     The number of directors authorized by the Company's Bylaws is a range from six to eleven, with the exact number currently fixed by the Board at seven. The Company's Restated Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three year terms. Currently there are two directors in Class I, one director in Class II and three directors in Class III.

     Two Class I directors are to be elected at the Annual Meeting. Each of the two Class I directors elected at the Annual Meeting will hold office until the Annual Meeting of Stockholders in 2003 or until his or her successor has been duly elected and qualified. The term of each Class II director will expire at the Annual Meeting of Stockholders in 2001. The term of each Class III director will expire at the Annual Meeting of Stockholders in 2002.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named in the table below, all of whom are currently directors of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that the nominees listed below will be unable or will decline to serve as a director.

     The names of the two Class I nominees for director and certain information about each of them are set forth in the table below. The names of, and certain information about, the current Class II and Class III directors with unexpired terms are also set forth below.

                 NAME                    AGE                   PRINCIPAL OCCUPATION
                 ----                    ---                   --------------------
NOMINEES FOR CLASS I DIRECTORS
Walter F. Loeb.........................  75    President, Loeb Associates Inc.
Alan R. Schlesinger....................  58    Chairman, Chief Executive Officer and President,
                                               Lamonts Apparel, Inc.
CONTINUING CLASS II DIRECTORS
Barbara L. Rambo.......................  47    President, Openclose.com
CONTINUING CLASS III DIRECTORS
Stuart G. Moldaw.......................  74    Chairman of the Board and Chief Executive Officer,
                                               The Gymboree Corporation
William U. Westerfield.................  68    Consultant, Price Waterhouse LLP
Deborah A. Sorondo.....................  48    Chief Operating and Development Officer, Sierra Club

     Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

     Walter F. Loeb has been a director of the Company since March 1995. Mr. Loeb is President of Loeb Associates, Inc., a retail consulting firm he founded in February 1990. Mr. Loeb is the publisher of "Loeb Retail Letter," which provides a monthly analysis of the retail industry. Mr. Loeb was employed by Morgan Stanley & Company, Inc. from 1974 to 1990, serving as principal from 1984 to 1990. Mr. Loeb is also a director of Hudson's Bay Company, Warnaco Group, Inc. and Federal Realty Investment Trust, a real estate investment trust.

     Alan R. Schlesinger has been a director of the Company since March 2000. He is the Chairman, President and Chief Executive Officer of Lamonts Apparel, Inc., an apparel company, a position he has held since 1993. From 1991 to 1993, Mr. Schlesinger served as a Senior Vice President with the May Company, a retailer. From 1987 through 1990, Mr. Schlesinger served as Executive Vice President of Merchandising and Marketing for Ross Stores, an off-price retailer, and also served on the Ross Stores Board of Directors. Mr. Schlesinger was a member of the Board of Directors of Gymboree during 1989.

     Barbara L. Rambo has been a director of the Company since January 1996. Since 1999, Ms. Rambo has served as President of Openclose.com, an internet mortgage company. From 1974 to 1998, Ms. Rambo was employed by Bank of America and held various positions within BankAmerica International, most recently serving as Group Executive Vice President and head of the Commercial Banking Division of Bank of America.

     Stuart G. Moldaw has been the Chairman of the Board of Directors of Gymboree since January 1994 and has been Chief Executive Officer since February 2000. Mr. Moldaw has served as a director of Gymboree since May 1982. Mr. Moldaw previously served as Chairman of the Board of Directors of Gymboree from January 1990 through January 1993. Mr. Moldaw is a member of the board of directors of iParty.com, an on-line party resource company. From 1980 through 1990, Mr. Moldaw served as a general partner of U.S. Venture Partners and he is currently a special venture partner of U.S. Venture Partners, a venture capital firm. From February 1987 through January 1988, Mr. Moldaw served as Chief Executive Officer of Ross Stores, Inc., an off-price retailer, and is currently a director and Chairman Emeritus of Ross Stores, Inc.

     William U. Westerfield has been a director of the Company since August 1994. Mr. Westerfield has served as a consultant to the public accounting firm of Price Waterhouse LLP since July 1992. Mr. Westerfield was employed by Price Waterhouse LLP from 1956 through June 1992 and served as a partner from 1965 through June 1992.

     Deborah A. Sorondo has been a director of the Company since April 1999. Since 1997, Ms. Sorondo has served as the Chief Operating and Development Officer of the Sierra Club, an environmental organization. From 1993 to 1997, Ms. Sorondo served as Chief Operating Officer of the Sierra Club. Prior to that, Ms. Sorondo served in executive financial positions with American Express Travel Related Services Co., including Vice President and Chief Financial Officer for the consumer insurance division of AMEX Life Assurance Co.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of ten meetings during the fiscal year ended January 29, 2000. No director attended fewer than 75% of the meetings of the Board of Directors or the committees upon which such director served, except Mr. Moldaw, who attended 60% of the meetings.

     The Board of Directors has an Audit Committee, a Compensation Committee and a Real Estate Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

     The Audit Committee currently consists of Directors Rambo, Sorondo and Westerfield, Chairman. The Audit Committee principally reviews the scope and results of the work of the Director of Internal Audit and of the annual audit of the financial statements and other services provided by the Company's independent auditors. In addition, the Audit Committee reviews the information provided to stockholders and the Company's systems of internal controls. The Audit Committee held eleven meetings during the last fiscal year.

     The Compensation Committee currently consists of Directors Schlesinger and Loeb, Chairman. The Compensation Committee is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Compensation Committee held four meetings during the last fiscal year.

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company receives an annual retainer of $25,000 and an additional $1,000 for each Board meeting attended and $500 for each Committee meeting attended (including telephonic meetings), except for the chairman of the Board. The Chairman of the Board receives an annual salary of $200,000 and, when deemed appropriate by the Compensation Committee, an annual bonus for his services as Chairman of the Board. Each non-employee director of the Company is entitled to participate in the Company's Amended and Restated 1993 Stock Option Plan by receiving automatic grants of options to purchase Common Stock of the Company. Each non-employee director is automatically granted an option to purchase 2,500 shares of the Company's Common Stock upon each anniversary of such director's initial election to the Board. Committee chairpersons are awarded an option to purchase an additional 500 shares of the Company's Common Stock. In the event that an additional non-employee director is elected to the Board, such person shall be entitled to receive an option to purchase 2,500 shares of the Company's Common Stock upon election.

VOTE REQUIRED

     The two nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as the Class I directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum but are not counted as affirmative votes. A broker non-vote will be counted for purposes of determining the presence or absence of a quorum, but, under Delaware law, it will have no other legal effect upon the election of directors.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL TWO:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending February 3, 2001, and recommends that the stockholders vote for ratification of such appointment.

     Deloitte & Touche LLP has served as the Company's independent auditors since 1987. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 3, 2001.

                             ADDITIONAL INFORMATION

EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Company during fiscal years 1997, 1998 and 1999 to (i) the Company's Chief Executive Officer during fiscal 1999 and (ii) each of the four other most highly compensated executive officers during fiscal 1999 and certain key employees (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                             COMPENSATION AWARDS
                                                   ANNUAL COMPENSATION     -----------------------
                                                 -----------------------   RESTRICTED   SECURITIES
                                                            OTHER ANNUAL     STOCK      UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS     COMPENSATION     AWARDS      OPTIONS     COMPENSATION($)
 ---------------------------   ----   --------   --------   ------------   ----------   ----------   ---------------
Stuart Moldaw(1).............  1999         --         --        --            --             --               --
Chairman and Chief
Executive Officer
Gary White(2)................  1999   $483,500   $     --        --            --        325,000        1,281,275(3)
Vice-Chair and Chief           1998    477,118         --        --            --         75,000               --
Executive Officer              1997    385,540    242,775                                450,000               --
Melanie B. Cox(4)............  1999    425,000    255,000        --            --        300,000          968,853(5)
President                      1998         --         --        --            --        300,000          110,000(6)
Lawrence H. Meyer............  1999    296,667         --        --            --        115,000           63,532(11)
Senior Vice President and      1998     91,538         --        --            --         40,000           97,671(7)
Chief Financial Officer        1997         --         --        --            --             --               --
Kenneth F. Meyers(8).........  1999    233,500         --        --            --        100,000               --
Senior Vice President,         1998    227,118     93,400        --            --         55,894           81,931(11)
Human Resources                1997    214,060     77,190        --            --         27,749
Edward Wong(9)...............  1999    188,333     47,500        --            --         55,894            1,014
Senior Vice President,         1998     83,284     30,000        --            --         27,749               --
Supply Chain and Technology
Lisa Harper(10)..............  1999    210,834     52,709        --            --         60,000               --
Senior Vice President and      1998       4154         --        --            --         20,000           35,628(11)
General Merchandise Manager

---------------
 (1) Mr. Moldaw became Chief Executive Officer in February 2000. Mr. Moldaw has been Chairman of the Board since May 1982. For fiscal year 2000, Mr. Moldaw will be compensated at an annual rate of $500,000 for his service as Chief Executive Officer and $200,000 for his service as Chairman of the Board.

 (2) Mr. White terminated his employment with Gymboree in February 2000.

 (3) Represents payments made in February 2000 in connection with the officer's resignation.

 (4) Ms. Cox terminated her employment with Gymboree in February 2000.

 (5) Represents moving expenses paid in 1999 and payments expected to be made in May 2000 in connection with the officer's separation from employment.

 (6) Represents signing bonus.

 (7) Represents signing bonus and moving expenses.

 (8) Mr. Meyers joined Gymboree in March 1997 as Senior Vice President, Human Resources.

 (9) Mr. Wong joined Gymboree in August 1998 as Vice President, and became Senior Vice President in February 2000.

(10) Ms. Harper joined Gymboree in December 1998 as Vice President, Design. In December 1999, she was named Senior Vice President, Merchandising and Design. In February 2000, she was named General Merchandise Manager.

(11) Represents moving expenses.

OPTION GRANTS AND EXERCISES

     The following table sets forth certain information with respect to stock option grants during the fiscal year ended January 29, 2000 to the Named Officers. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercise will be dependent on the future performance of the Common Stock.

                          OPTION GRANTS IN FISCAL 1999

                                                       INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE VALUE
                                                 -----------------------------                   AT ASSUMED ANNUAL RATE
                                    NUMBER OF      PERCENT OF                                              OF
                                   SECURITIES    TOTAL OPTIONS                                  STOCK PRICE APPRECIATION
                                   UNDERLYING      GRANTED TO                                       FOR OPTION TERM
                                     OPTIONS      EMPLOYEES IN    EXERCISE OR    EXPIRATION    --------------------------
              NAME                   GRANTED      FISCAL YEAR      BASE PRICE       DATE           5%            10%
              ----                 -----------   --------------   ------------   -----------   -----------   ------------
Stuart Moldaw....................         --            --               --             --             --             --
Gary White.......................    325,000          23.7%          $ 9.00       03/04/09     $1,839,517    $ 4,661,697
Melanie B. Cox...................         --            --               --             --             --             --
Lawrence H. Meyer................     40,000           2.9             9.00       03/04/09        226,402        573,747
                                      75,000           5.5             6.56       11/19/09        309,534        784,420
Kenneth F. Meyers................    100,000           7.3             9.00       03/04/09        566,005      1,434,368
Lisa Harper......................     10,000           0.7            12.31       05/28/09         77,433        196,230
                                      10,000           0.7             5.69       07/23/09         35,768         90,644
                                      40,000           2.9             5.44       12/15/09        136,785        345,639
Edward Wong......................     15,000           1.1             9.00       03/04/09         84,901        215,155
                                       5,000           0.4             5.25       08/25/09         16,508         41,836

         AGGREGATE OPTION EXERCISES IN FISCAL 1999 AND YEAR-END VALUES

                                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                    SHARES                    OPTIONS AT JANUARY 29, 2000         AT JANUARY 29, 2000
                                   ACQUIRED       VALUE      -----------------------------   -----------------------------
             NAME                ON EXERCISE     REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
             ----                ------------   ----------   ------------   --------------   ------------   --------------
Stuart Moldaw..................         --              --     523,853          16,147              --               --
Gary White.....................         --              --     395,831         504,169              --               --
Melanie B. Cox.................         --              --      75,000         225,000              --               --
Lawrence H. Meyer..............         --              --      24,790         130,210              --               --
Kenneth F. Meyers..............         --              --      63,102         120,541              --               --
Lisa Harper....................         --              --      10,159          69,841              --               --
Edward Wong....................         --              --       9,249          27,751              --               --

---------------
(1) The value of unexercised options at fiscal year end represents the difference between the exercise price of the options and the closing price of the Company's Common Stock on January 28, 2000 of $4.688 per share. As of such date, the exercise price of such options was more than the fair market value of the Common Stock.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Gymboree offers its executives certain benefits under its Change of Control Plan and Severance Pay Plan. Under the first plan, executives who are participants in the plan are eligible to receive certain lump sum payments if their employment terminates on an involuntary basis following a Change of Control of the Company as defined in the plan.

     Under the Severance Pay Plan, executives who are participants in the plan are eligible to receive certain lump sum payments if their employment with the Company terminates on an involuntary basis unrelated to a Change of Control of the Company.

     In February 2000, the Company entered into a promissory note with Lawrence Meyer, Senior Vice President and Chief Financial Officer, under which Mr. Meyer is obligated to repay the Company a principal sum of $105,000 at an interest rate of 6.125% per annum due on receipt of his retention bonus. If Mr. Meyer ceases to be a full-time employee of the Company at any time during this period, the note will be immediately due and payable.

     In April 2000, the Company entered into a promissory note with Lisa Harper, Senior Vice President and General Merchandise Manager, under which Ms. Harper is obligated to repay the Company a principal sum of $85,000 at an interest rate of 6.125% per annum due on receipt of her retention bonus. If Ms. Harper ceases to be a full-time employee of the Company at any time during this period, the note will be immediately due and payable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended January 29, 2000, the Compensation Committee of the Board of Directors consisted of Mr. Loeb, as Chairman, and Carole J. Whitacre. As of the date hereof, the Compensation Committee consisted of Mr. Loeb, Chairman, and Mr. Schlesinger. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. The Committee is comprises of the members named above. None of the Committee members is an employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

     As members of the Compensation Committee, we are responsible for reviewing and approving the Company's compensation policies and the levels of compensation paid to executive officers.

     The following is the report to the Board of Directors describing compensation policies and rationales applicable to the Company's executive officers with respect to compensation paid to such executive officers for the fiscal year ended January 29, 2000. The information contained in the following report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

  Compensation Philosophy

     The general philosophy of the Company's compensation program is to offer executive officers competitive compensation based both on the Company's performance and on the individual's contribution and performance. The Company's compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

     There are three main components to the Company's executive compensation program:

     - Base Salary

     - Annual and Retention Bonus

     - Stock Incentives

BASE SALARY

     Executive officers' salaries have been targeted at a level that, when combined with the annual bonus, is at or above the average rates offered by competitive organizations. The Committee believes that these rates are necessary to retain key employees. The Committee reviews and approves salaries for the Chief Executive Officer and the executive officers on an annual basis, generally in the first fiscal quarter.

     In reviewing the salaries for executive officers, the Committee examined salary surveys prepared in 1998 by a national, independent compensation consulting company for rapidly growing specialty retailers. The Committee reviewed individual base salaries of executive officers, and adjusted salaries based on individual job performance and changes in the position's duties and responsibilities. In making salary decisions, the Committee exercised its discretion and judgment based on these factors. No specific formula was applied to determine the weight of each factor.

  Annual and Retention Bonus

     Annual incentive bonuses for executive officers are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

     To carry out this philosophy, the Company has implemented The Gymboree Corporation Discretionary Bonus Plan (the "Discretionary Bonus Plan"), which provides executive officers and other employees the opportunity to earn annual incentive bonuses. The purpose of the Discretionary Bonus Plan is to attract, retain, motivate and reward employees by directly linking the amount of any cash bonus to specific corporate and/or divisional financial goals. To this end, specific earnings measurements are defined each year and threshold, target and maximum payout levels are established to reflect the Company's objectives. These goals and the potential amounts of bonuses are reviewed and approved by the Committee in the first fiscal quarter of each year. The Committee also took into consideration the need to recruit and retain senior management talent in a competitive employment environment. The Committee believes that the Discretionary Bonus Plan provides an excellent link between earnings performance and the incentives paid to executives.

     In order to ensure the retention of executive officers in a locally competitive employment market, in the event that annual bonuses are not paid at the targeted amount, the Company has committed to pay the targeted bonus amount for both 1999 and 2000 to Messrs. Meyer and Meyers, and for 2000 to Ms. Harper and Messrs. Moldaw and Wong, if the executive officer is employed as of February 3, 2001. In addition, vice presidents are eligible for this bonus.

     In adopting this Retention Program, the company engaged the services of a national, independent compensation consulting company that reviewed the company's current circumstances as well as national standards for employment.

  Stock Incentives

     The Company utilizes stock options as long term incentives to reward and retain executive officers. The Committee believes that these programs serve to link management interests with stockholder interests and to motivate executive officers to make long-term decisions that are in the best interests of the Company and that will, over the long-term, promote better returns to stockholders.

     Stock options are granted to executive officers periodically. Generally, stock options vest over four years following the grant date and optionees must be employed by the Company at the time of vesting in order to exercise the options. The Committee believes that stock option grants provide an incentive which focuses the executives' attention on the Company from the perspective of an owner with an equity stake in the business. Because options are typically granted with an exercise price equal to the fair market value of the Common Stock on the date of the grant, the Company's stock options are tied to the future performance of the Company's Common Stock and will provide value to the recipient only when the price of the Company's stock increases above the exercise price, that is, only to the extent that stockholders as a whole have benefited.

     In order to determine the appropriate number of options to be granted to its executive officers, the Company has relied on competitive guidelines prepared by a national, independent compensation consultant. In fiscal 1999, the Named Officers were granted options to purchase an aggregate of 620,000 shares of

Common Stock with a weighted average exercise price of $8.59 per share. All options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant.

  Compensation of the Chief Executive Officer

     Former CEO Gary White's fiscal 1999 compensation was established in accordance with the guidelines applicable to all executive officers, set forth above. Current CEO Stuart Moldaw's compensation was established in accordance with the guidelines applicable to all executive officers, set forth above.

                                          THE COMPENSATION COMMITTEE
                                          Walter F. Loeb, Chairman
                                          Alan R. Schlesinger

                               PERFORMANCE GRAPH

     The following line graph compares the annual percentage change in the cumulative total stockholder return for the Company's Common Stock with the Nasdaq U.S. Index and a peer group of companies selected by the Company (the "Peer Group"), consisting of 50 companies whose primary business is the operation of apparel and accessory retail stores. The graph assumes that $100 was invested in the Company's Common Stock on January 29, 1994. In accordance with the guidelines of the SEC, the stockholder return for each entity in the Peer Group has been weighted on the basis of market capitalization as of each measurement date set forth in the graph. The information in the graph is provided in annual intervals. Historical stock price performance should not be considered indicative of future stock price performance.

       COMPOSITION OF THE GYMBOREE CORPORATION'S CUMULATIVE TOTAL RETURNS
                  TO NASDAQ MARKET INDEX AND PEER GROUP INDEX

                               PERFORMANCE GRAPH

                                                THE GYMBOREE CORPORATION       NASDAQ MARKET INDEX          PEER GROUP INDEX
                                                ------------------------       -------------------          ----------------
1/28/94                                                    100                         100                         100
1/27/95                                                    119                          96                          92
2/2/96                                                      90                         137                          91
1/31/97                                                    119                         178                         107
1/30/98                                                    136                         210                         133
1/29/99                                                     41                         328                         181

SECURITY OWNERSHIP

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 31, 2000 by (i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and each nominee, (iii) each Named Officer and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                              NUMBER OF    PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER               SHARES        TOTAL
            ------------------------------------              ---------    ----------
First Pacific Advisors, Inc.(1).............................  2,958,400       12.1
  11400 W. Olympic Blvd.
  Los Angeles, California
Massachusetts Financial Service Company(2)..................  1,815,332        7.4
  500 Boylston Street
  Boston, Massachusetts 02116
Dimensional Fund Advisors Inc.(3)...........................  1,567,500        6.4
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
FPA Capital Fund, Inc.(1)...................................  1,428,800        5.9
  11400 W. Olympic Blvd.
  Los Angeles, California 90064
Stuart G. Moldaw(4).........................................    182,083          *
Kenneth F. Meyers(5)........................................     78,405          *
Lawrence H. Meyer(6)........................................     37,706          *
Lisa Harper(7)..............................................     16,614          *
Edward Wong(8)..............................................     12,332          *
Deborah A. Sorondo(9).......................................      6,250          *
Walter Loeb(10).............................................      5,750          *
Barbara L. Rambo(11)........................................      5,583          *
William U. Westerfield(12)..................................      5,250          *
Alan Schlesinger............................................          0          *
All directors and executive officers as a group (10
  persons)(13)..............................................    349,973        1.4

---------------
  *  Percentage of shares beneficially owned is less than one percent of total.

 (1) Based solely on information contained in Schedule 13G filed with the SEC on February 11, 2000.

 (2) Based solely on information contained in a Schedule 13G filed with the SEC on February 8, 2000.

 (3) Based solely on information contained in a Schedule 13G filed with the SEC on February 3, 2000.

 (4) Includes 182,083 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 2000.

 (5) Includes 72,675 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 2000.

 (6) Includes 37,706 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 2000.

 (7) Includes 16,614 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 2000.

 (8) Includes 12,332 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 2000.

 (9) Includes 6,250 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 2000.

(10) Includes 5,750 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 2000.

(11) Includes 5,583 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 2000.

(12) Includes 5,250 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 2000.

(13) Includes 344,243 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 2000.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 1999, all filing requirements applicable to its officers, directors and ten percent stockholders were met, except Kenneth Meyers, an executive officer of the Company, did not file a Form 4 on a timely basis with respect to his purchase of 1,000 shares of Common Stock in August 1999, and, to the Company's knowledge, Melanie Cox has not yet filed a Form 5. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the company believes that, with respect to fiscal year 1998, all filing requirement applicable to its officers, directors and ten percent shareholders were met, except Stuart Moldaw, a director of the Company, did not file a Form 4 on a timely basis with respect to two option grants totaling $20,000 shares of common stock.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ LAWRENCE H. MEYER
                                          LAWRENCE H. MEYER
                                          Secretary

Dated: April 27, 2000

1166-PS-00

                                     PROXY
P
                                   DETACH HERE
R
                            THE GYMBOREE CORPORATION
O
                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 2, 2000
X
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
Y                           THE GYMBOREE CORPORATION


         The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Stockholders to be held June 2, 2000 and the proxy statement related thereto and appoints Stuart Moldaw and Lawrence H. Meyer, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of The Gymboree Corporation which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Gymboree Corporate Headquarters, 700 Airport Boulevard, 4th Floor Conference Room, Burlingame, California 94010 on Friday, June 2, 2000 at 8:30 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do it personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
-----------                                                        -----------
SEE REVERSE                                                        SEE REVERSE
    SIDE                                                               SIDE
-----------                                                        ------------

                                   DETACH HERE

     [X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE MATTERS LISTED BELOW. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BELOW. THIS PROXY WILL BE VOTED FOR PROPOSALS NO. 1, 2 AND 3 IF NO SPECIFICATION IS MADE.

                                                                                           FOR      AGAINST      ABSTAIN
1. Election of two Class I Directors         2. To ratify the appointment of Deloitte
   NOMINEES:  (01) Walter Loeb,                 & Touche LLP as independent auditors       [ ]        [ ]          [ ]
              (02) Alan R. Schlesinger          of the Company for the Fiscal year
                                                ending February 3, 2001.

         FOR            WITHHELD
         [ ]              [ ]                3. In their discretion with respect to such
                                                other business as may properly come before
                                                the meeting and any adjournment or
[ ]                                             postponement thereof.
_______________________________
For all nominees except as noted
above







                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]


                                   Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

Signature:_____________________ Date:_____________

Signature:_____________________ Date:_____________